EXHIBIT 23

August 1, 2007

Board of Directors

The Quantum Group, Inc.

3420 Fairlane Farms Road, Suite C

Wellington, Florida  33414

Re:

Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

As independent public accountants for The Quantum Group, Inc., a Nevada corporation (the “Company”), we hereby consent to the use of our report dated March 16, 2007 included in the annual report of the Company on Form 10-KSB/A for the year ended October 31, 2006 in the Company’s Form S-8 registration statement (No 000-31727).

Sincerely,

/s/ Daszkal Bolton LLP